EXHIBIT 21
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                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                    List of Subsidiaries at December 31, 2005


                                                            State of Other           Percent of Voting
                                                           Jurisdiction of         Securities Owned by
                                                            Incorporation                Parent
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
Parent
   Escalade, Incorporated                                     Indiana

Subsidiaries
   Indian Industries, Inc. (1)                                Indiana                      100%
   U.S. Weight, Inc. (1)                                      Illinois                     100%
   Harvard Sports, Inc. (1)                                  California                    100%
   Harvard California, S. DE R.L. C.V. (1)                  B.C. Mexico                    100%
   Bear Archery, Inc. (1)                                     Florida                      100%
   Martin Yale Industries, Inc. (1)                           Indiana                      100%
   Productos Maestros de Oficiina, S.A. DE C.V. (1)         B.C. Mexico                    100%
   Schleicher & Co. America (1)                            North Carolina                  100%
   Martin Yale International, GmbH (1)                        Germany                      100%
   Olympia Business Systems (1)                            North Carolina                  100%
   Martin Yale International SARL (1)                          France                      100%
   Martin Yale International Ltd (1)                          England                      100%
   Taros Trading, GmbH (1)                                    Germany                      100%
   Indian-Martin, Inc. (1)                                     Nevada                      100%
   EIM Company, Inc. (1)                                       Nevada                      100%
   SOP Services, Inc. (1)                                      Nevada                      100%
   Escalade Insurance (1)                                      Nevada                      100%
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(1)  Each subsidiary company so designated has been included in Consolidated
     Financial Statements for all periods following its acquisition. See Notes to Consolidated Financial Statements.


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